UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 4, 2008 (March 31, 2008)
CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03	— Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective March 31, 2008, the Board of Directors of Cumulus Media Inc. (the “Company”) approved and adopted amendments to Sections 5.1, 5.2 and 5.6 of the Company’s Amended and Restated By-Laws, as amended (the “By-Laws”), to provide for the issuance of uncertificated shares. The amendments permit the issuance and transfer of shares without certificates, by providing that the Board of Directors may adopt resolutions providing for the issuance of uncertificated shares. The amendments also revise provisions relating to lost certificates and the transfer of shares to reflect the possibility that shares may be in uncertificated form.
     The By-Laws were amended in order to enable the Company to comply with a NASDAQ Stock Market rule that requires that all listed securities become eligible to participate in a Direct Registration System (“DRS”) by March 31, 2008. DRS allows shareholders to hold shares of the Company’s securities registered in their names without the issuance of physical stock certificates and allows them to transfer electronically shares of the Company’s securities to broker-dealers in order to effect transactions without the need to transfer physical stock certificates.
     In connection with the amendment of the By-Laws, effective March 31, 2008, the Board of Directors adopted resolutions providing for the issuance of uncertificated shares.
     The foregoing summary of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the text of the amendments, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	— Financial Statements and Exhibits.
     (c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

3.1	Amendments to By-Laws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President and Chief Financial Officer

Date: April 4, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendments to By-Laws.